EXHIBIT 10.5
DATED JULY 2, 2010
GLOBAL INDEMNITY PUBLIC LIMITED COMPANY

DEED POLL OF ASSUMPTION
relating to
Amended and Restated United America Indemnity, Ltd.
Annual Incentive Awards Program

DEED POLL OF ASSUMPTION
OF
GLOBAL INDEMNITY PUBLIC LIMITED COMPANY
This Deed Poll relating to the Amended and Restated United America Indemnity, Ltd. Annual Incentive Awards Program (to be renamed the Global Indemnity plc Annual Incentive Awards Program as of the time that the Transaction (as defined below) becomes effective) (the “Awards Program”) is made on July 2, 2010 by GLOBAL INDEMNITY PUBLIC LIMITED COMPANY, a company established in Ireland with registered number 481805 having its registered office at Arthur Cox Building, Earlsfort Terrace, Dublin 2 (“GI plc”).
WHEREAS on 11 June 2010, United America Indemnity, Ltd. (“UAI-Cayman”), a company incorporated in the Cayman Islands, received approval from the Grand Court of the Cayman Islands for a scheme of arrangement pursuant to section 86 of the Companies Law (2009 Revision) of the Cayman Islands (the “Scheme of Arrangement”) that effected a transaction that resulted in the Class A common shareholders or Class B common shareholders of UAI-Cayman becoming Class A ordinary shareholders or Class B ordinary shareholders respectively of GI plc and UAI Cayman becoming a wholly-owned subsidiary of GI plc (the “Transaction”), such Transaction becoming effective as of close of business on July 2, 2010 upon the filing of the court order sanctioning the Scheme of Arrangement with the Cayman Registrar of Companies;
WHEREAS in connection with and contingent upon the consummation of the Transaction, GI plc proposed to assume the Awards Program and any outstanding awards issued thereunder (the “Assumption”);
WHEREAS in connection with and contingent upon the consummation of the Transaction and the Assumption, GI plc adopted the Awards Program amended as necessary or appropriate to give effect to the Transaction and the Assumption, such amendments principally providing for the appropriate substitution of GI plc for UAI-Cayman in the Awards Program; and
WHEREAS as a result of the Transaction becoming effective, GI plc desires to assume sponsorship of the Awards Program, the terms of which are contained in Schedule 1 and all outstanding awards issued thereunder.
NOW THIS DEED POLL WITNESSES AS FOLLOWS:
GI plc hereby declares, undertakes and agrees for the benefit of each participant in the Awards Program that, with effect from July 2, 2010, it shall:
1.	undertake and discharge all of the rights and obligations of the Company (as defined in the Awards Program) under the Awards Program;
2.	exercise all of the powers of the Company as provided for in the Awards Program;
3.
be bound by the terms of the Awards Program so that GI plc will be bound by the requirements, without limitation, that any outstanding Awards (as defined in the Awards Program) shall be subject to the same terms and conditions of the Awards Program as in effect immediately prior to the effective date of this Deed Poll, save for such changes as are necessary to effectuate and reflect the assumption by GI plc of the Awards Program and the rights and obligations of UAI-Cayman thereunder.

4.
GI plc hereby assumes and adopts, for the time being, the form of Award Agreement adopted by UAI-Cayman for the issuance of Awards on and after July 2, 2010, with such amendments and modifications thereto as may be necessary or appropriate to effectuate and reflect the assumption by GI plc of the Awards Program and the form of Award Agreement and the rights and obligations of UAI-Cayman thereunder.

This Deed Poll may be executed in any number of counterparts each of which when executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument.
This Deed Poll shall be governed and construed in accordance with the laws of Ireland.
IN WITNESS WHEREOF this Deed Poll has been executed by GI plc on the date first above written.

GIVEN under the common seal of
GLOBAL INDEMNITY PUBLIC LIMITED COMPANY

/s/ Larry A. Frakes Director

/s/ Linda Hohn Director/Secretary

SCHEDULE 1
UNITED AMERICA INDEMNITY, LTD. ANNUAL INCENTIVE AWARDS PROGRAM (as amended and restated effective July 2, 2010)